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                                                                   Exhibit 23.02

                      CONSENT OF COOPERS & LYBRAND, L.L.P.

          We consent to the incorporation by reference in this registration statement on Form S-8, "TRO Learning, Inc. 1997 Non-Employee Directors Stock Option Plan" to our report dated January 27, 1997 on our audit of the consolidated financial statements and financial statement schedules included in the Company's Annual Report on Form 10-K, as of October 31, 1996 and 1995, and for the three years in the period ended October 31, 1996 of TRO Learning, Inc. and Subsidiaries.



Coopers & Lybrand, L.L.P.
Chicago, Illinois
July 9, 1997